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[LINCOLN LETTERHEAD APPEARS HERE]


                    LINCOLN NATIONAL LIFE INSURANCE COMPANY

                     APPLICATION FOR GROUP ANNUITY CONTRACT

                                      WITH

                    LINCOLN NATIONAL LIFE INSURANCE COMPANY

                              FORT WAYNE, INDIANA


__________________________________________  of  ________________________________
     (herein termed the "Contractholder")              (address)


hereby authorizes Lincoln National Life Insurance Company (Lincoln Life) to issue a Group Annuity Contract providing retirement benefits for the Contractholder's Employees, members of an Association, or the Employees of the Company on whose behalf the above designated Contractholder serves as Trustee.

     Plan Type:  ___ 403(b)  ____ 401(a)  ____ other _______________

It is understood that Participants under the Contract may be subject to the restrictions on withdrawals imposed by the Internal Revenue Code of 1986, as amended.

Contributions to the Contract and transfers of value within the Contract shall be subject to the limitations imposed by the Plan, if any, named in the Contract.

If a deposit is not made to the Contract within ninety (90) days after the later of: (1) the date the Application is signed, or (2) the Effective Date of the Contract, Lincoln Life may, at its option, declare the Contract invalid and deem it null and void for all purposes, notwithstanding any provision to the contrary in the Contract. Lincoln Life will provide the Contractholder thirty (30) days notice prior to declaring this Contract invalid.

It is agreed that this Application together with the Contract comprise the entire agreement between the Applicant and Lincoln Life.
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     By signing this Application the Contractholder designates

_____________________________ of  __________________________________
            (name)                             (address)

as Broker for said Contract, and as such to receive any commissions payable with respect to deposits made to the Company in accordance with the terms and provisions of the Contract.

Dated at ____________________ this ________ day of _______________


By  __________________________________
            (Contractholder)


    __________________________________
            (Official Title)


By  __________________________________
               (Broker)


Applicable to Variable Annuity Contracts only:

It is acknowledged that the Contractholder has received a Prospectus relating to this Group Variable Annuity Contract prior to the date of this Application.

_____  Check here to request a Statement of Additional Information.
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                            VARIABLE ANNUITY PRODUCT

Current Crediting Rate: _____________%  Guaranteed Through __________________
                                                                 (Date)

100% of Account Balance available at:

____  Death
____  Disability
____  Age 59 1/2
____  Separation from  Service
____  Separation from Service and age 55
____  Hardship

Other Withdrawals subject to:

____  Reducing charge based on years of participation
____ 20% annual maximum withdrawal or transfer from the Guaranteed Interest Division

Annual Administration Fee paid by:  _________ Participant  _________
Contractholder

____  $25 per participant
____  $25 per participant contributing to one or more Sub-Accounts
____  Not applicable

Loan Set-up Fee:

____  $50 per loan
____  Not applicable

Variable Investment Division Sub-Accounts (Underlying Institutional Funds):
____  Asset Manager Account (Fidelity's VIPF II: Asset Manager Portfolio)
____  Balanced Account (American Century Variable Portfolios, Inc.: VP Balanced)
____  Growth I Account (Fidelity's VIPF: Growth Portfolio)
____ Growth II Account (American Century Variable Portfolios, Inc.: VP Capital Appreciation)
____  Index Account (Dreyfus Stock Index Fund)
____  International Stock Account (T. Rowe Price International Series, Inc.)
____  Socially Responsible Account (Calvert Social Balanced)
____  Equity-Income Account (Fidelity's VIPF: Equity-Income Portfolio)
____  Small Cap Account (Dreyfus Variable Investment Fund: Small Cap Portfolio)
____  Global Growth Account
____  Mid Cap Value Account
____  Mid Cap Growth I Account
____  Social Awareness Account
____  Small Cap Growth Account
____  All fourteen Sub-Accounts